As filed with the Securities and Exchange Commission on April 6, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  ------------

                      EDUCATIONAL VIDEO CONFERENCING, INC.

             (Exact name of registrant as specified in its charter)
                                  ------------
            Delaware                                      06-1488212
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

                     35 East Grassy Sprain Road, Suite 200
                            Yonkers, New York 10710
                                 (914) 787-3500
                    (Address of Principal Executive Offices)

                    Amended and Restated 1998 Incentive Plan
                and Options Granted to Officers Outside the Plan
                              (Full title of plan)
                              --------------------

                              Dr. Arol I. Buntzman
                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710
                                 (914) 787-3500

          (Name and address and telephone number of agent for service)
                                   -----------

                                   Copies to:

                             Joseph D. Alperin, Esq.
                        Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000
                                   -----------

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- --------------------- --------------------- ---------------------
    Title of Securities          Amount to be        Proposed Maximum      Proposed Maximum         Amount of
     to be Registered             Registered        Offering Price per    Aggregate Offering     Registration Fee
                                                          Share                 Price
---------------------------- --------------------- --------------------- --------------------- ---------------------
---------------------------- --------------------- --------------------- --------------------- ---------------------

Common Stock, $.0001
par value...............         411,000 (1)           $18.62(2)             $7,654,188(2)          $2,020.71(2)
                                                       ------                ----------             ---------
---------------------------- --------------------- --------------------- --------------------- ---------------------

          (1) Includes (a) 356,000 shares reserved for issuance under the registrant's Amended and Restated 1998 Incentive Plan (the "Plan") upon exercise of options (i) granted to purchase 255,000 shares, and (ii) that may be granted to purchase 101,000 shares and (b) 55,000 shares issuable upon exercise of options granted other than pursuant to Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of common stock as may be required to be issued upon exercise of options or warrants in the event of a stock dividend, stock split, recapitalization or similar event.

          (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the last sale price of 33 15/16 on April 3, 2000 as reported by Nasdaq, and Rule 457(h) under the Securities Act of 1933.

                                EXPLANATORY NOTE

          Pursuant to the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 are not included in this Registration Statement.

                                     PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by Educational Video Conferencing, Inc. ("EVCI") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

          (1) EVCI's annual report on Form 10-K for its fiscal year ended December 31, 1999, as filed with the Commission on March 30, 2000.

          (2) EVCI's current report on Form 8-K filed with the Commission on January 31, 2000, as amended by Form 8-K/A filed with the Commission on March 28, 2000.

          (3) EVCI's current report on Form 8-K filed with the Commission on February 18, 2000, as amended by Form 8-K/A filed with the Commission on March 7, 2000.

          (4) The description of EVCI's Common Stock contained in EVCI's Registration Statement (File No. 000-25371) on Form 8-A, as filed with the Commission on February 10, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the Common Stock under the caption "Description of Capital Stock" in EVCI's Prospectus filed with the Commission on February 24, 1999 pursuant to Rule 424(b) under the Securities Act.

          All documents filed by EVCI pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          EVCI's certificate of incorporation and by-laws provide that EVCI will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of EVCI or serves or served at the request of EVCI as a director, officer or employee of another corporation or entity.

          EVCI has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in EVCI's certificate of incorporation and by-laws. These agreements, among other things, indemnify EVCI's directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of EVCI, arising out of such person's services as a director or officer of EVCI, any subsidiary of EVCI or any other company or enterprise to which the person provides services at the request of EVCI. In addition, EVCI has insurance providing indemnification for EVCI's directors and officers for certain liabilities. EVCI believes that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     Exhibit

       Nos.         Description of Exhibit
       ----         ----------------------

       4.1* Educational Video Conferencing, Inc. Amended and Restated 1998 Incentive Plan.

       4.2 Stock Option Agreement, dated as of May 12, 1997, between Wallace J. Caven and Registrant.

       4.3 Stock Option Agreement, dated as of March 13, 1998, between James H. Mollitor and Registrant.

        5           Opinion of Fischbein Badillo Wagner Harding.

       23.1         Consent of Goldstein Golub Kessler LLP.

       23.2         Consent of Fischbein Badillo Wagner Harding (included in
                    Exhibit 5).
-------------------

*  Incorporated   herein  by  reference  to  Amendment  No.  4  to  Registrant's
Registration Statement on Form SB-2, as filed with the Commission on February 10, 1999.

Item 9.   Undertakings.

          (a) The small business issuer will:


               (i) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (ii) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 5th day of April, 2000.

                                EDUCATIONAL VIDEO CONFERENCING, INC.


                                By:/s/ Dr. Arol I. Buntzman
                                   --------------------------------
                                   Dr. Arol I. Buntzman, Chairman of the Board
                                   and Chief Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


     Signature                Title                                    Date
     ---------                -----                                    ----

/s/ Dr. Arol I. Buntzman
------------------------   Chairman of the Board and Chief         April 5, 2000
Dr. Arol I. Buntzman       Executive Officer

/s/ Dr. John J. McGrath
-----------------------    President and Director                  April 5, 2000
Dr. John J. McGrath

/s/ Richard Goldenberg
----------------------     Chief Financial Officer,                April 5, 2000
Richard Goldenberg         Secretary and Director
                           (Principal Financial and
                            Accounting Officer)


/s/ Royce N. Flippin, Jr.   Director                               April 5, 2000
----------------------
Royce N. Flippin, Jr.


/s/ Philip M. Getter        Director                               April 5, 2000
----------------------
Philip M. Getter


----------------------      Director                               April  , 2000
Arthur H. Goldberg

                                 EXHIBIT INDEX
                                 --------------
                 Exhibit No.            Description of Exhibit
                 ----------             ----------------------

                  4.1* Educational Video Conferencing Inc. Amended and Restated 1998 Incentive Plan.

                  4.2              Stock Option  Agreement,  dated as of May 12,
                                   1997,   between  Wallace  J.  Caven  and  the
                                   Registrant.

                  4.3 Stock Option Agreement, dated as of March 13, 1998, between James H. Mollitor and the Registrant.

                  5                Opinion of  Fischbein Badillo Wagner Harding.

                  23.1             Consent of Goldstein Golub Kessler LLP.

                  23.2 Consent of Fischbein Badillo Wagner Harding (included in Exhibit 5).


                   ---------
                        *Incorporated  herein by reference to Amendment No. 4 to
                   Registrant's Registration Statement on Form SB-2, as filed with the Commission on February 10, 1999.